SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-EARL SCHEIB

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                11/25/96            4,000             6.5500
          GAMCO INVESTORS, INC.
                                12/02/96            1,400             6.5804
                                12/02/96           10,000             6.6750
                                11/29/96            2,000             6.9688
                                11/27/96              100             6.6250
                                11/26/96            1,000             6.6250
                                11/25/96              100             6.3750
                                11/22/96            3,000             6.5000
                                11/21/96            3,000             6.5042
                                11/19/96           30,500             6.4811
                                11/18/96            2,000-            6.5313
                                11/16/96            1,500             6.7500
                                11/14/96            4,000             6.7500



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.
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